Exhibit 99(mm)

[August 30, 1996 Newspaper Advertisement]

                              Independent experts
                            recommend voting against
                              the Wisconsin Deal:

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                                 'Vote AGAINST'
             Institutional Shareholder Services (ISS), Bethesda, MD
       An independent proxy voting advisory organization providing advice to holders of more than two million IES shares.

                                 'Vote AGAINST'
                   Edward Tirello, Jr., utilities analyst for
                     NatWest Securities Corp., New York, NY

                                 "Vote AGAINST'
                    E. B. Wright, Executive Vice President,
             Broker Dealer Financial Services Corp., Des Moines, IA

                IES shareholders: To make sure your vote counts,
                  vote today! Your BLUE proxy must be received
                         before Thursday, September 5.

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                        Vote AGAINST the Wisconsin Deal

Time is of the eseence. The IES meeting is September 5---only days away. Check the "Against" box; sign, date and mail your BLUE MidAmerican proxy as soon as possible. We urge you not to return any green or white proxies sent to you by IES. If you have already returned your IES proxy, we urge you to change your vote and vote AGAINST the Wisconsin deal by sending in the BLUE proxy. If your stock is held by your brokerage, call your broker to make sure your shares are voted AGAINST. Only the latest-dated proxy will count. For more information about MidAmerican's merger proposal, call this toll-free number:
                        1-888-PRO-IOWA (1-888-776-4692)

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[MidAmerican Energy Logo]

MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the proposed IES/WPL/Interstate transaction and that proxy statement and the other materials are incorporated herein by reference.